Exhibit 10.1

INDEMNITY AGREEMENT (THIS “AGREEMENT”)
DATED AS OF               , 200    ,
MADE BETWEEN RUSH ENTERPRISES, INC.,
A TEXAS CORPORATION (THE “COMPANY”),
AND                            (“INDEMNITEE”)

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, as a result of increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

WHEREAS, plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious) that the defense or settlement of such litigation is often beyond the personal resources of directors, officers and other agents;

WHEREAS, the Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable;

WHEREAS, the Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or any of its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time that usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he or she (after retirement) or (in the event of his or her death) his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position;

WHEREAS, based upon the experience of members of the Board of Directors as business managers, the Board of Directors of the Company (the “Board”) (i) has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and (ii) has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s shareholders;

WHEREAS, Article 2.02-1 of the Texas Business Corporation Act, under which the Company is organized (“Article 2.02-1”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Article 2.02-1 is not exclusive;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director, officer or agent of the Company or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company or one or more subsidiaries of the Company; and

WHEREAS, Indemnitee is willing to serve, or to continue to serve, the Company or one or more subsidiaries of the Company, provided that Indemnitee is furnished the indemnity provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  DEFINITIONS.

(a)           Agent.  For the purposes of this Agreement, “agent” of the Company means any person who (i) is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company, (ii) is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, (iii) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or (iv) was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b)           ERISA.  For the purposes of this Agreement, “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(c)           Expenses.  For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or the establishment or enforcement of a right to indemnification under this Agreement or Article 2.02-1 or otherwise; provided, however, that “expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

(d)           Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether civil, criminal, administrative, investigative or any other type whatsoever in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was an agent of the Company, by reason of any action taken by Indemnitee while acting as an agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as an agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred of which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(e)           Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries of the Company, or by one or more other subsidiaries of the Company.

SECTION 2.  AGREEMENT TO SERVE.

Indemnitee agrees to serve or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders Indemnitee’s resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

SECTION 3.  LIABILITY INSURANCE.

(a)           Maintenance of D&O Insurance.  The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an agent of the Company and thereafter so long as Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b)           Rights and Benefits.  In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer, or of the Company’s key employees, if Indemnitee is not a director or officer.

(c)           Limitation on Required Maintenance of D&O Insurance.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Company or by another person pursuant to a contractual obligation owed to the Company or Indemnitee.

SECTION 4.  MANDATORY INDEMNIFICATION.

Subject to Section 10 below, the Company shall indemnify Indemnitee as follows:

(a)           Successful Defense.  To the extent Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which Indemnitee was a party by reason of the fact that Indemnitee is or was or had agreed to become an agent of the Company at any time, the Company shall indemnify Indemnitee against all expenses of any type whatsoever actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of such proceeding.

(b)           Third-Party Actions.  If Indemnitee was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was or had agreed to become an agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against any and all expenses and liabilities of any type whatsoever (including, without limitation, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c)           Derivative Actions.  If Indemnitee was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was or had agreed to become an agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders.  The Company shall indemnify Indemnitee against judgments, fines, ERISA excise taxes and penalties to the same extent and subject to the same conditions as described in the immediately preceding sentence.  Notwithstanding the foregoing, no indemnification under this Section 4(c) shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless (and only to the extent that) the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

(d)           Actions Where Indemnitee is Deceased.  If Indemnitee was or is a party or is threatened to be made a party to any proceeding by reason of the fact that Indemnitee is or was or had agreed to become an agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if prior to, during the pendency of or after completion of such proceeding Indemnitee becomes deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, without limitation, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Section 4(a), 4(b) or 4(c) above were Indemnitee still alive.

(e)           Actions Where Indemnitee is a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an agent of the Company, a witness in any proceeding to which Indemnittee is not a party, the Company shall indemnify Indemnitee against all expenses reasonably and actually incurred by Indemnitee or on Indemnittee’s behalf in connection therewith.

(f)            Limit to Indemnity.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, without limitation, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to Indemnitee under a valid and collectible policy of D&O Insurance, or under a valid and enforceable indemnity clause, bylaw or other agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement.

(g)           Good Faith Defined.  For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if in either such case Indemnitee’s action is based on the records or books of account of the Company or any of its subsidiaries, or on information supplied to Indemnitee by the officers of the Company or any of its subsidiaries in the course of Indemnitee’s duties, or on the advice (which advice shall, in the case of any criminal act or proceeding, be in writing) of legal counsel for the Company or any of its subsidiaries, or on information or records given or reports made to the Company or any of its subsidiaries by an independent certified public accountant or by an appraiser or other expert selected by the Company or any of its subsidiaries.  The provisions of this Section 4(g) shall not be deemed to be exclusive or to limit in any way the circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct required to entitle Indemnitee to indemnification hereunder.  Further, the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

(h)           No Imputation.  The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company or other enterprise, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s entitlement to indemnification under this Agreement.

SECTION 5.  PARTIAL INDEMNIFICATION.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, without limitation, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which the Indemnitee is entitled.

SECTION 6.  MANDATORY ADVANCEMENT OF EXPENSES.

Subject to Section 10(a) below, the Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was or had agreed to become an agent of the Company.  Such advances shall be made on an unsecured basis, shall be interest free and shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement or otherwise; provided, however, that as a condition to the advancement of expenses with respect to a proceeding, the Company may require that Indemnitee provide a written affirmation of Indemnitee’s good faith belief that Indemnittee has met the standard of conduct necessary for indemnification under Texas law and a written undertaking to repay such amounts advanced only if, and to the extent that, it shall be ultimately determined pursuant to Section 8 hereof that Indemnitee is not entitled to be indemnified hereunder by the Company with respect thereto.  The advances to be made hereunder shall be paid by the Company to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Company.

SECTION 7.  NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

(a)           Promptly after receipt by Indemnitee of notice of the commencement of, or the threat of commencement of, any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement, or threat of commencement, thereof, provided that any failure to so notify shall not relieve the Company from any liability it may have to Indemnitee hereunder except to the extent the Company is materially prejudiced thereby.

(b)           If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event the Company shall be obligated to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding; provided, however, that (i) the Company shall not settle any proceeding (in whole or in part) which would impose any expense, liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld, (ii) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee’s expense and (iii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel within a reasonable period of time to assume the defense of such proceeding, the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.

SECTION 8.  DETERMINATION OF RIGHT TO INDEMNIFICATION.

(a)           To the extent Indemnitee has been successful on the merits or otherwise in the defense of any proceeding referred to in Section 4(a), 4(b), 4(c) or 4(d) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of such proceeding.

(b)           Indemnitee shall be entitled to select the forum for determining, as described below, the validity of any claim by the Company that Indemnitee is not entitled to indemnification hereunder, which forum shall determine that Indemnitee is entitled to such indemnification unless the Company shall prove by clear and convincing evidence that (i) Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to such indemnification or that indemnification is otherwise not required pursuant to Section 4 or Section 10 hereof and (ii) the requirements of Section 8(a) have not been met.  The forum shall determine that Indemnitee is entitled to enforce a claim for advancement of expenses pursuant to Section 6 hereof unless the Company shall prove by clear and convincing evidence that Indemnitee has not tendered the required undertaking to the Company.  Indemnitee shall be entitled to select the forum from the following list:

(i)            a quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(ii)           the shareholders of the Company;

(iii)          legal counsel selected by Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(iv)          a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected.

(c)           As soon as practicable, and in no event later than 30 days after written notice of Indemnitee’s choice of forum pursuant to Section 8(b) above, the Company shall, at its own expense, submit to the selected forum, in such manner as Indemnitee or Indemnitee’s counsel may reasonably request, its claim that Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure Indemnitee a complete opportunity to defend against such claim.

(d)           If the forum selected in Section 8(b) above determines that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such determination.

(e)           Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in the court in which that proceeding is or was pending or any other court of competent jurisdiction, if (i) the claim for indemnification or advances is denied, in whole or in part, (as further discussed in Section 9 below) or (ii) no disposition of such claim is made within 90 days of request therefor.  Indemnitee shall be entitled to indemnification unless the Company shall prove by clear and convincing evidence that (i) Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to such indemnification or that indemnification is otherwise not required pursuant to Section 4 or Section 10 hereof and (ii) the requirements of Section 8(a) have not been met.  Indemnitee shall be entitled to enforce a claim for expenses pursuant to Section 6 hereof unless the Company shall prove by clear and convincing evidence that Indemnitee has not tendered the required affirmation and undertaking to the Company.  Neither the failure of the Company (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances nor an actual determination by the Company (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

(f)            Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all expenses incurred by Indemnitee in connection with any hearing or proceeding under this Section 8 involving Indemnitee and against all expenses incurred by Indemnitee in connection with any other proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, unless a court of competent jurisdiction finds that each of the claims or defenses of Indemnitee in any such proceeding was frivolous or made in bad faith.

SECTION 9.  RIGHTS TO ADJUDICATION OF ADVERSE DETERMINATION, ETC.

(a)           Adjudication or Arbitration.  Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration conducted by a panel of three arbitrators (selected in the same manner presented in Section 8(b)(iv)) pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 8 that Indemnitee is not entitled to indemnification under this Agreement.  Any such adjudication shall be conducted in all respects as a de novo trial or arbitration on the merits, and any prior adverse determination shall not be referenced to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee.  In any such judicial proceeding or arbitration, the provisions of Section 8(e) (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.

(b)           Indemnitee shall also be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration as described above) of any other disputes under this Agreement.

(c)           If a determination shall have been made pursuant to Section 8 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 7 or Section 8 or an omission of a material fact necessary in order to make the information provided not misleading.

(d)           In connection with any judicial proceeding or arbitration commenced pursuant to this Section 9, the Company shall not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

SECTION 10.  EXCEPTIONS.

Any other provision herein to the contrary notwithstanding:

(a)           Claims Initiated by the Indemnitee.  The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Texas Business Corporation Act or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Article 2.02-1.

(b)           Lack of Good Faith.  The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

(c)           Unauthorized Settlements.  The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement (without the authorization of the Company) of a proceeding unless Indemnitee in making such settlement acted reasonably and in good faith.

SECTION 11.  MISCELLANEOUS.

(a)           Non-exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the direction (howsoever embodied) of any court of competent jurisdiction, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s shareholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and to action in another capacity while occupying Indemnitee’s position as an agent of the Company, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

(b)           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(c)           Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on Indemnitee’s behalf, whether for liabilities and/or expenses in connection with any proceeding or other expenses relating to an indemnifiable event or transaction under this Agreement, in such proportion as is deemed fair and reasonable in light of all the circumstances of such action, suit or other proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving rise to such action, suit or other proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(d)           Survival of Rights.

(i)            All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or proceeding.

(ii)           The Company shall require any successor to the Company or to all or substantially all the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise, and through a single transaction or a series of transactions), expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)           Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

(f)            Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held to be invalid, illegal or unenforceable and to give effect to Section 8 hereof.

(g)           Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(h)           Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date.  Addresses for notice to either party are as shown opposite such party’s signature to this Agreement or as subsequently modified by written notice.

(i)            Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Texas as applied to contracts between Texas residents entered into and to be performed entirely within Texas.

(j)            Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Texas for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Texas.

(k)           Entire Agreement.  Subject to Section 11(a) hereof, this Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein.  This Section 11(k) shall not be construed to limit any other rights Indemnitee may have under the Company’s Articles of Incorporation, the Company’s Bylaws, applicable law or otherwise.

(l)            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be considered an original.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

ADDRESSES:	THE COMPANY:

555 IH 35 South	RUSH ENTERPRISES, INC.
New Braunfels, Texas 78130
By:
Name:
Title:

INDEMNITEE:

[Name]